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                                                                     EXHIBIT 5.1


                                February 4, 2002


General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois  60606

         Re:      General Growth Properties, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         As corporate counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities in one or more series: (i) common stock of the Company, par value $.10 per share ("Common Stock"), (ii) preferred stock of the Company, par value $100 per share (the "Preferred Stock"), (iii) depositary shares, each representing a fractional interest in a share of Preferred Stock ("Depositary Shares"), to be evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to a deposit agreement among the Company, a bank or trust company selected by the Company to act as a depositary (the "Depositary") and the holders from time to time of the Depositary Receipts (the "Deposit Agreement"), (iv) debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof ("Warrants"), (vi) stock purchase contracts, including contracts obligating holders to purchase shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates ("Purchase Contracts"), and (vii) units consisting of a Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, in each case securing the holder's obligation under a Purchase Contract ("Units,", and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Purchase Contracts, the "Securities").

         As such counsel, we have examined those agreements, certificates of public officials, officers of the Company and other persons, records, documents and matters of law that we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that:

         1. When (i) the registration requirements of the Securities Act have been complied with, (ii) appropriate corporate action has been taken by the Company to authorize the issuance of Common Stock, (iii) Common Stock shall have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and in the manner contemplated by the Registration Statement, and (iv) if issued in physical form, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser's account maintained with the Company's transfer agent for Common Stock has been issued by said transfer agent, such Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof).

         2. When (i) the registration requirements of the Securities Act have been complied with, (ii) the forms of the Preferred Stock and the Depositary Shares and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company (including the filing of the certificate of designations relating to the Preferred Stock with the Delaware Secretary of State), (iii) the Preferred Stock and the Depositary Shares have been duly issued and sold against payment therefor in accordance with such corporate action and in the manner contemplated by the Registration Statement and (iv), with respect to the Depositary Shares only,






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the Depositary has duly executed the Depositary Receipts in accordance with the terms of the Deposit Agreement (the Company having deposited the Preferred Stock with the Depositary pursuant to the Deposit Agreement), the Preferred Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof), will not have been issued in violation of or subject to any preemptive rights, and will have the rights set forth in the Company's Second Amended and Restated Certificate of Incorporation, as then amended, including the amendment effected by the Certificate of Designations relating to the Preferred Stock, and the Depositary Shares will represent legal and valid interests in the shares of Preferred Stock.

         3. When (i) the registration requirements of the Securities Act have been complied with, (ii) the indenture between the Company and the trustee pursuant to which the Debt Securities are to be issued (the "Indenture") has been qualified under the United States Trust Indenture Act of 1939, as amended (the "TIA"), (iii) the form or forms of the Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Indenture, and (iv) the Debt Securities have been duly executed, authenticated, completed, issued and delivered against payment therefor in accordance with such corporate action, the Indenture and in the manner contemplated by the Registration Statement, the Debt Securities will thereupon be legally issued and binding obligations of the Company.

         4. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrants and
(iii) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the warrant agreement pursuant to which the Warrants are to be issued and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         5. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contracts and (iii) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the Purchase Contracts and such corporate action, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         6. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units and
(iii) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the agreement pursuant to which the Units are to be issued and such corporate action, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

                  a. We express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                  b. We have assumed that (i) all information contained in all documents reviewed by this firm is true and correct, (ii) all signatures on all documents reviewed by this firm are genuine, (iii) all documents submitted to this firm as originals are true and complete, (iv) all documents submitted to this firm as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by this firm had the legal capacity to do so, and (vi) each person signing in a representative capacity any document reviewed by this firm had authority to sign in such capacity.




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         We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that our firm is, or the members thereof are, in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Commission issued thereunder.

         Please be advised that Marshall E. Eisenberg, a partner of our firm, is the Secretary of the Company and certain of its affiliates and that certain partners of our firm and attorneys associated with our firm and members of their respective families and/or trusts for their benefit are stockholders of or are beneficial owners of equity securities of the Company or are trustees (or officers, directors or stockholders of trustees) of stockholders of the Company or its affiliates.

                                                 Very truly yours,

                                                 /s/ NEAL, GERBER & EISENBERG






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